NAVTECH APPLIED RESEARCH, INC.
                           Software License Agreement

THIS IS A Software License Agreement (called the "Agreement") between Navtech Applied Research, Inc., an Ontario corporation with its principal place of business located at 175 Columbia Street West, Suite 102, Waterloo, Ontario, N2L 5Z5 (called "NARI") and Compuflight, Inc., a Delaware corporation, with its principal place of business located at 2400 Garden Road, Monterey, California 93940 (called "Compuflight").

1.0      BACKGROUND CONTEXT.

     1.1 In July 1998, NARI acquired the Weather and NOTAM System Software described in Exhibit A (called the "NARI Software").

     1.2 The NARI Software is a very complex tool that may be used as the central component of a computerized weather data processing and reporting system.

     1.3 Compuflight is in the business of providing flight route planning and other data to airlines and other air traffic managers.

     1.4 Compuflight desires to license the NARI Software so that it will have the ability to add weather data to the information it provides to its present and future customers.

     1.5 This Agreement sets forth the terms and conditions under which Compuflight is licensed to use the NARI Software.

2.0  GRANT OF LICENSE.

     2.1 NARI grants Compuflight a non-exclusive, non-transferable license to do each of the following for the duration of this Agreement: (a) install the NARI Software on computer systems located at Compuflight's place or places of business, (b) configure the NARI Software for use in Compuflight's business, (c) modify and create derivatives of the NARI Software to the extent reasonably necessary to maintain and enhance the NARI Software for use in Compuflight's business, and (d) use the NARI Software to process data for Compuflight's internal use and for sale to Compuflight's customers.

     2.2 Compuflight may exercise its rights under this License directly using its own facilities, personnel, or contractors and may also exercise its rights using the facilities, personnel, or contractors of its wholly owned subsidiary.

     2.3  Compuflight  is  expressly   prohibited  from   sublicensing   any  of
Compuflight's rights under this Agreement to any third party and may only distribute processed data to its third party customers.

     2.4 All copies of the NARI Software, including the original copies provided by NARI and any copies or derivatives of the NARI Software created by Compuflight shall be kept in the possession and under the control of Compuflight or its authorized wholly owned subsidiary at all times.

     2.5 NARI reserves all rights not expressly granted to Compuflight under this Agreement.

3.0  TERM OF THIS LICENSE.

     3.1 The term of this Agreement is for a period of one (1) year beginning on August 1, 1998 and ending on July 31, 1999. Thereafter, this Agreement shall automatically renew for an additional one (1) year term beginning on August 1 and ending the following July 31 each time it expires unless either party gives the other written notice, not less than sixty (60) days before the beginning of any renewal term, that it does not want the Agreement to automatically renew on the expiration of the then current term. The automatic renewal of this Agreement in accordance with this Paragraph 3.0 shall not renew or extend any warranty beyond its initial term provided in this Agreement.

     3.2 Either party shall have the right to terminate this Agreement at any time if the other party commits a material breach of this Agreement and fails to cure that breach within sixty (60) days after receiving written notice of the breach from the non breaching party unless the breach is cured before the end of the sixty day cure period.

     3.3 Upon the expiration or termination of this Agreement Compuflight shall promptly destroy all copies of the NARI Software and its derivatives. Compuflight's management shall provide NARI with written certification that all copies of the NARI Software and its derivatives have been destroyed within thirty (30) days after the effective date of the expiration or termination of this Agreement.

4.0  RECORD KEEPING, ROYALTY PAYMENTS, AND AUDIT RIGHTS.

     4.1 Compuflight shall have complete discursion in the marketing of data processed using the NARI Software or its derivatives except that Compuflight shall price, market, and distribute the data it processes using the NARI Software or its derivatives separately from Compuflight's other products, data, and services. Compuflight shall set up and maintain a separate set of accounts to record the entire gross revenue it receives from the sale of data processed using the NARI Software or its derivatives following generally accepted accounting practices (called the "Gross Revenue"). The components of Gross Revenue are described and defined in Exhibit B. All records and payments will be maintained in U. S. Dollars, and any revenue received in other currencies shall be converted to U. S. Dollars by Compuflight for record keeping, reporting, and payment purposes under this Agreement.

     4.2 Compuflight shall allocate the Gross Revenue it receives from the sale of data processed using the NARI Software into a "Royalty Base Account" and a "Non Royalty Base Account" in accordance with the definitions and criteria set forth in Exhibit B.

     4.3 Compuflight shall accrue a royalty payable to NARI equal to ten percent (10%) of the revenue allocated to the Royalty Base Account each month as it is received by Compuflight.

     4.4 A royalty report setting forth the Gross Revenue for the preceding month, the amount allocated to the Non Royalty Base Account, the amount allocated to the Royalty Base Account, and the amount of the royalty due to NARI shall be prepared and sent to NARI within thirty (30) days after the end of each month in which Compuflight receives any Gross Revenue from the sale of data processed using the NARI Software or its derivatives.

     4.5 The monthly royalty due to NARI under this Agreement may either be applied to the payment of any amounts due to Compuflight from NARI, paid by a bank check payable to NARI, or some combination of the two in Compuflight's reasonable discretion.

     4.6 If any royalty report is not provided and any payment due is not credited against NARI's obligations to Compuflight or paid to NARI within fifteen (15) days after the due date, the royalty due shall be subject to a late payment charge equal to one and one half percent (11/2%) per month or fraction thereof from the original due date until it is actually paid or credited to NARI's obligations to Compuflight (or the highest amount allowed by law, whichever is less).

     4.7 NARI shall have the right to have an independent certified public accountant retained and paid by the NARI audit Compuflight's records once each year to verify the accuracy of Compuflight's records and royalty reports. In the event that any such audit discloses an underpayment of more than two percent (2%), Compuflight shall reimburse the NARI for the reasonable cost of the audit. Compuflight shall promptly pay any past due royalties together with a late payment charge calculated from the original due date until the past due amount is paid at a rate eighteen percent (18%) per annum or the highest amount allowed by law, whichever is less.

5.0  SOURCE CODE.

     NARI will provide the NARI Software to Compuflight in both source code and executable code form.

6.0  SOFTWARE SUPPORT.

     NARI will provide Compuflight with the source code for the NARI Software under this License, and accordingly Compuflight will be solely responsible for providing its own technical support and software maintenance services as and when they are required. NARI shall have no support obligation to Compuflight under this Agreement. The level and structure of the royalties Compuflight is required to pay to NARI under this Agreement reflect the allocation of support and maintenance responsibilities for the NARI Software to Compuflight.

7.0  NONDISCLOSURE OBLIGATION.

     7.1 All copies of the NARI Software, including the original copies provided by NARI and any copies or derivatives of the NARI Software created by Compuflight, shall be deemed to be NARI's confidential information. Compuflight shall protect all copies of the NARI Software and its derivatives from unauthorized use or disclosure.

     7.2 Compuflight shall only use the NARI Software as provided in this Agreement, and for a period of three (3) years from the date of this Agreement expires or terminates, Compuflight shall not disclose any information related to the NARI Software or its derivatives to any other person, firm, or corporation, or use the information for its own benefit except as expressly provided in this Agreement. Compuflight shall use reasonable care to prevent use or disclosure of the NARI Software or related information, and no less stringent degree of care to avoid disclosure or use of such software and information than Compuflight employs with respect to its own confidential software and information which it does not wish to be disseminated, published or disclosed.

     7.3 The following shall not be deemed to be confidential, and Compuflight shall not owe a duty of confidentiality to NARI with respect to information that:

          7.3.1 is already known to Compuflight at the time of disclosure through lawful channels of communication; or

          7.3.3 is or becomes publicly known through no wrongful act of Compuflight; or

          7.3.4 is rightfully received from a third party without similar restriction and without breach of this Agreement; or

          7.3.5 is independently developed by Compuflight without breach of this Agreement; or

          7.3.6 is furnished to a third party by NARI without a similar restriction on the third party's rights; or

          7.3.7 is approved for release by written authorization of NARI.

8.0  LIMITED WARRANTY AND DISCLAIMER OF LIABILITY.

     The NARI Software provided under this Agreement is a complex business tool. Its successful installation and operation is dependent in large part on the skill of Compuflight in designing and completing its implementation of the NARI Software and upon the operating practices and procedures employed by Compuflight in its use of the NARI Software.

     8.1 NARI warrants that the original media which the NARI Software is recorded on and the documentation provided with it are free from defects in material and workmanship under normal use. NARI warrants that the NARI Software itself will perform substantially in accordance with the specifications set forth in the documentation provided with the NARI Software, provided that the software is properly configured, installed, and operated by Compuflight.

     8.2 NARI expressly excludes any warranty that the NARI Software is Year 2000 compliant or that it will properly process date information after December 31, 1999. Compuflight assumes the entire responsibility for testing its implementation of the NARI Software for year 2000 compliance and for correcting any year 2000 problems that may exist in Compuflight's installation of the NARI Software. This warranty is designated as a Year 2000 Readiness Disclosure under the Year 2000 Information And Readiness Disclosure Act.

     8.3 The above warranties are made for a period of ninety (90) days from the commencement of the initial term of this Agreement. Items replaced under warranty will be warranted for the remainder of the original warranty term or thirty (30) days whichever is greater.

     8.4 If there is a defect in any media or documentation, NARI will replace the defective item without charge on an exchange basis.

     8.5 If the NARI Software itself does not perform in substantial accordance with the specifications set forth in the documentation provided by NARI or if there is an error in the documentation, NARI will either replace or correct the defective NARI Software or documentation without additional charge. This will be done by providing Compuflight with corrective code, a corrected copy of the NARI Software, or corrected documentation on an exchange basis, at NARI's option. If for any reason, NARI is unable to cure a breach of this warranty after a reasonable effort, NARI may, at its sole option, terminate this license and refund the royalties actually paid by Compuflight for the defective delivery.

     8.6 NARI does not warrant that the functions contained in the NARI Software will meet Compuflight's requirements or that the operation of the NARI Software will be uninterrupted or error free. The warranty does not cover any media or documentation which has been subjected to damage or abuse by Compuflight. The NARI Software warranty does not cover any copy of the NARI Software once it has been altered or changed in any way by Compuflight. NARI is not responsible under this warranty for problems caused by changes in the operating characteristics of the computer hardware or operating systems which are made after the execution of this Agreement or the delivery of the NARI Software, whichever first occurs, nor for problems in the interaction of the NARI Software with any other software unless it is provided or specified by NARI.

     8.7 ANY IMPLIED WARRANTIES COVERING THE MEDIA, THE DOCUMENTATION, OR THE NARI SOFTWARE INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

     8.8  NARI  SHALL  NOT  IN ANY  CASE  BE  LIABLE  FOR  SPECIAL,  INCIDENTAL,
CONSEQUENTIAL, INDIRECT, OR OTHER SIMILAR DAMAGES ARISING FROM BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY EVEN IF NARI OR ITS AGENT HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     8.9 In  order  to  obtain  warranty  replacements  for any  defective  NARI
Software or documentation, Compuflight must contact NARI during the warranty period. Compuflight must be able to provide NARI with sufficient technical information about the nature of the apparent problem and the precise circumstances that give rise to the problem, to enable NARI to reproduce the difficulty.

     8.10 The warranties set forth above are in lieu of all other warranties, whether oral, written, express, or implied, and THE REMEDIES SET FORTH ABOVE ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES. Only an authorized officer of NARI may make modifications to this warranty, or additional warranties binding on NARI. Accordingly, additional statements such as advertising or presentations, whether oral or written, do not constitute warranties by NARI and should not be relied upon as such.

9.0  PATENT, COPYRIGHT, TRADEMARK, AND TRADE SECRET INDEMNITY.

     NARI will defend or settle, at NARI's expense, any action brought against Compuflight based on a claim that the use of the NARI Software as provided for in this Agreement infringes any U.S. patent, U. S. trademark, or any copyright, or trade secret rights of a third party, provided that Compuflight, at Compuflight's expense, (a) notifies NARI promptly in writing of any claim, (b) supplies NARI with all available information, assistance and authority that NARI requires to defend or settle the claim, and (c) that Compuflight permits NARI to control the defense, compromise, or settlement of the claim. Compuflight may not incur any cost or expense subject to this indemnity without the advance written consent of NARI. If NARI determines that the NARI Software does or is likely to infringe the rights of a third party, NARI may at its option: (a) procure at no cost to Compuflight the right to continue to use the NARI Software in accordance with this Agreement, (b) replace or modify the NARI Software to avoid the infringement on an exchange basis, or (c) terminate this Agreement and refund the license royalties paid by Compuflight for the use of the NARI Software during the three (3) months immediately preceding the termination of this Agreement under this provision of Paragraph 9.0. This provision states NARI's entire liability for any infringement of any third party rights.

10.0  GENERAL CONDITIONS.

     10.1 This Agreement shall in all respects be interpreted, construed in accordance with, and governed by the internal laws of the State of California, without regard to the rules on conflict of laws. The parties exclude the application of the 1980 United Nations Convention on Contracts for the International Sale of Goods if otherwise applicable. The place of making and the place of performance for all purposes shall be Monterey, California regardless of the actual place of execution or performance. In the event of any litigation between the parties, the parties stipulate that the sole and exclusive jurisdiction for such action shall be in the State Courts for the County of Monterey, California or the United States District Court for the Northern District of California. Both parties agree that the above referenced courts shall have personal and exclusive jurisdiction over the parties for any dispute arising out of this Agreement that is not covered by the Arbitration provision.

     10.2 Except for the right of either party to apply to a court of competent jurisdiction for a Temporary Restraining Order, a Preliminary Injunction, or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of the arbitrator(s), all disputes, controversies, or differences which may arise between the parties, out of, in relation to, or in connection with this Agreement, or the breach thereof, shall be finally settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date the dispute arises. Any such arbitration shall be under the rules and administration of the American Arbitration Association's San Francisco office, and all hearings shall be held in the city of San Jose, California. The arbitrator(s) shall enforce the express terms of this Agreement, shall follow the applicable law where the Agreement is silent on a matter in dispute, and shall have no authority to award punitive damages nor any damages expressly excluded by the terms of this Agreement. All proceedings in any arbitration shall be conducted in the English language. The arbitrator's award may be enforced in any court of competent jurisdiction.

     10.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions, proposals, advertising, or other exchanges between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties to this Agreement.

     10.4 Any notice required or permitted by this Agreement shall be in writing and shall be sent by FAX and confirmed by prepaid express courier or registered air mail addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given the earlier of the date of actual receipt or five (5) days after deposit in the mail.

     10.5 Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquakes, governmental acts or orders or restrictions, failure of suppliers, or contractors, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

     10.6 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     10.7 This Agreement is not transferable without the prior written consent of NARI. Once transferred, this Agreement shall be binding upon and be for the benefit of both the original and the substitute parties hereto, their successors and assignees.

     10.8 In any litigation or arbitration between the parties, the prevailing party shall be entitled to reasonable attorney fees and all costs of proceedings incurred in enforcing this Agreement.

     10.9 In no case shall NARI's liability under this Agreement exceed the royalties paid by Compuflight during the three (3) months immediately preceding the data the claim giving rise to the liability accrued.

     10.10 NARI rejects any and all printed terms and conditions contained on any purchase order or other ordering document submitted by Compuflight now and hereafter. The parties' performance under this Agreement shall be governed exclusively by the terms and conditions contained in this Agreement and any signed written amendments, supplements, extensions to it.

     10.11 Paragraph headings are for convenience only and shall not be considered in the interpretation of this Agreement.

     10.12 NARI and Compuflight are and shall remain independent contractors. Neither party is the representative or agent of the other and neither party shall have any power to assume any obligations on behalf of the other.

     10.13 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     10.13 NARI and Compuflight agree that the terms and conditions of this Agreement are confidential, and that neither party shall disclose the contents of this Agreement without the prior written consent of the other.

EXECUTED BY THE PARTIES AS PROVIDED BELOW:

Navtech Applied Research, Inc.                    Compuflight, Inc.


By:    /s/ Dorothy English                       By: /s/ Derek Dawson
       ---------------------------                   ---------------------------

Title: President                              Title: Chief Operating Officer
       --------------------------                    ---------------------------
Date:  August 1, 1998                                Date:  August 1, 1998